Exhibit 10.4

THE HILLSHIRE BRANDS COMPANY

1998 LONG-TERM INCENTIVE STOCK PLAN

RESTRICTED STOCK UNIT GRANT NOTICE AND AGREEMENT

[INSERT PARTICIPANT NAME]

This Restricted Stock Unit (RSU) Grant Notice and Agreement (the “Agreement”), made as of August 10, 2012 (“Award Date”), by The Hillshire Brands Company, a Maryland corporation (“Company”), to you is evidence of an award made under The Hillshire Brands Company 1998 Long-Term Incentive Stock Plan (“Plan”), which is incorporated into this Agreement by reference. A copy of the Plan has been provided to you and is also available from The Hillshire Brands Company Compensation Department.

1. Restricted Stock Unit Award. Subject to the restrictions, limitations, terms and conditions specified in the Plan and this Agreement, the Company hereby awards to you as of the Award Date:

            Restricted Stock Units (RSUs)

which are considered Stock Awards under the Plan (the “Award”). The vesting of the Award is based on your continued service with the Company or any of its subsidiaries (collectively, the “Hillshire Companies”) from the Award Date through August 31, 2014 (the “Vesting Period”), subject to the terms and conditions set forth in this Agreement. The RSUs will vest 100% on August 31, 2014, and shall be settled in shares of common stock of the Company. For the avoidance of doubt, your period of continuous employment for purposes of vesting excludes any severance period.

2. Acceptance of Terms and Conditions. By electronically acknowledging and accepting this Award, you agree to be bound by the terms and conditions contained in this Agreement and the Plan and any and all conditions established by the Company in connection with Awards issued under the Plan, and understand that this Award neither confers any legal or equitable right (other than those rights constituting the Award itself) against the Company directly or indirectly, nor does it give rise to any cause of action at law or in equity against the Company. In order to vest in the Award described in this Agreement, you must have accepted the Award within 45 calendar days after receipt of this Agreement.

3. Dividend Equivalents. Subject to the restrictions, limitations and conditions as described in the Plan, dividend equivalents payable on the RSUs will be accrued (in cash, without interest) on your behalf at the time that dividends are otherwise paid to owners of the Company’s common stock. Dividend equivalents will be settled and paid at the same time as the vested RSUs are settled pursuant to the terms of this Agreement.

4. Distribution of the Award. If the distribution is subject to tax withholding, such taxes will be settled by withholding cash and/or a number of shares with a market value not less than the amount of such taxes. Any cash from dividend equivalents remaining after withholding taxes are paid will be paid in cash to you. The net number of shares of the Company to be distributed will be delivered to your electronic stock plan account on or as soon as practicable after the Vesting Date. If withholding of taxes is not required, none will be taken and the gross number of shares and dividend equivalents will be distributed to you in accordance with this paragraph 4. You are personally responsible for the proper reporting and payment of all taxes related to the settlement of the Award.

5. Death, Total Disability or Retirement. If you cease active employment (i.e., cease to be coded as active on the payroll system) with the Hillshire Companies, because of your death or because you become Totally Disabled (as defined under the appropriate long-term disability benefit plan, if applicable), the Award shall vest immediately and be distributed to you or your estate as soon as practical. In the case of your attaining age 55 or older and if you have at least 10 years of service with the Hillshire Companies when your employment terminates, or in the case of your attaining age 65, regardless of service, the Award will continue to vest after your termination. These provisions apply only to the Award under this Agreement; other awards may have different provisions.

6. Involuntary Termination, Voluntary Termination and Non-Severance Event Termination. The following provisions apply only to the Award granted under this Agreement; other awards may have different provisions

(a) Involuntary Termination. If your employment with the Hillshire Companies is terminated and you are eligible to receive severance benefits under The Hillshire Brands Company Severance Plan for Corporate Officers, the Severance Pay Plan, the Severance Pay Plan for Executives, the Severance Pay Plan for Certain Events or any other written severance plan of the Company (collectively, a “Severance Event Termination”), you will be eligible to receive a prorated portion of the non-vested shares determined by multiplying the number of shares subject to the Award by a fraction, the numerator of which is the number of months of your active service from Award Date through the date your employment terminates (not including the severance period), and the denominator of which is the number of months from Award Date through the Vesting Date.

In the event that the division, business unit or business segment of the Company to which at least 80% of your time is dedicated or from which you are on leave of absence is sold, closed, spun off or otherwise divested and, as a result of such transaction, your employment with the Hillshire Companies is terminated, the Committee shall have discretion regarding the treatment of your Award upon the consummation of such transaction, which treatment may include without limitation acceleration of vesting and settlement of all or a portion of the Award or substitution of the Award. The decision of the Committee regarding any such treatment shall be final, binding and conclusive.

(b) Voluntary Termination and Non-Severance Event Termination. If your employment terminates for reasons other than those described above (i.e., you voluntarily terminate employment with the Hillshire Companies or your employment is terminated by the Hillshire Companies such that you are not eligible for severance pay under any of the Company’s severance plans), then the Award shall be canceled on the date your employment terminates, with no pro-rata vesting.

7. Non-Competition/Non-Solicitation/Confidentiality. As a condition to your receipt of this RSU grant, you must electronically accept a Non-Competition, Non-Solicitation and Confidentiality Agreement within 45 calendars days after receipt of this Agreement. Please carefully read the Non-Competition, Non-Solicitation and Confidentiality Agreement in its entirety and feel free to have your lawyer review it prior to accepting it.

8. Adjustment of the Award. In the event of any change in the capital structure of the Company (including but not limited to a stock dividend, stock split, reverse stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off, split off, liquidation or other distribution of any or all of the assets of the Company to stockholders, other than normal cash dividends) or any change in any rights attendant to any class of authorized securities of the Company (an “Adjustment Event”), the Committee shall make proportionate adjustments with respect to the number and class of securities subject to the Award to reflect such Adjustment Event and to maintain the Award’s intrinsic and fair value; provided, that the Committee shall retain discretion with respect to how any such proportionate adjustments shall be made. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

9. Forfeiture/Adjustment.

(a) Misconduct. If you engage in any activity contrary or harmful to the interests of the Company, including but not limited to: (i) competing, directly or indirectly (either as owner, employee or agent), with any of the businesses of the Company, (ii) violating any Company policies, (iii) soliciting any present or future employees or customers of the Company to terminate such employment or business relationship(s) with the Company, (iv) disclosing or misusing any confidential information regarding the Company, or (v) participating in any activity not approved by the Board of Directors of the Company which could reasonably be foreseen as contributing to or resulting in a Change of Control of the Company (as defined in the Plan) (such activities to be collectively referred to as “wrongful conduct”), then (A) the Award, to the extent it remains restricted, shall terminate automatically on the date on which you first engaged in such wrongful conduct, and (B) if the wrongful conduct occurred within six months following the Vesting Date, you shall pay to the Company in cash any financial gain you realized from the vesting of the RSU. For purposes of this paragraph 11, financial gain shall equal the fair market value of the shares of the Company common stock on the Vesting Date multiplied by the number of RSUs actually distributed pursuant to the Award, reduced by any taxes paid in countries other than the United States which taxes are not otherwise eligible for refund from the taxing authorities.

(b) Clawback. The Award and the shares of common stock delivered pursuant to this Agreement are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

(c) Offset. By accepting this RSU, you consent to and authorize the Company to deduct from any amounts payable by the Company to you, any amounts you owe to the Company under this paragraph 11. This right of set-off is in addition to any other remedies the Company may have against you for breach of this Agreement or the Non-Competition, Non-Solicitation and Confidentiality Agreement electronically accepted by you pursuant to paragraph 7.

10. Rights as a Stockholder. You will have no rights as a stockholder with respect to any of the RSUs subject to the Award until and unless you receive shares of the Company following vesting of these RSUs.

11. Conformity with the Plan. The Award is intended to conform in all respects with, and is subject to, all applicable provisions of the Plan. Any inconsistencies between this Agreement or the Plan shall be resolved in accordance with the terms of this Agreement.

12. Interpretations. Any dispute, disagreement or question which arises under, or as a result of, or in any way relates to the interpretation, construction or application of the Plan or this Agreement will be determined and resolved by the Committee or its delegate. Such determination or resolution by the Committee or its delegate will be final, binding and conclusive for all purposes.

13. Employment Rights. Nothing in the Plan or this Agreement confers on you any right to continue in the employ of the Hillshire Companies or in any way affects the Hillshire Companies’ right to terminate your employment without prior notice any time for any reason.

14. Consent to Transfer Personal Data. By accepting this Award, you voluntarily acknowledge and consent to the collection, use, processing and transfer of personal data as described in this paragraph. You are not obliged to consent to such collection, use, processing and transfer of personal data. The Hillshire Companies hold certain personal information about you, that may include your name, home address and telephone number, fax number, email address, sex, beneficiary information, age, language skills, date of birth, social security number or other employee identification number, job title, employment or severance contract, current wage and benefit information, tax-related information, plan or benefit enrollment forms and elections, option or benefit statements, any shares of stock or directorships in the Company, details of all options or any other entitlements to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Hillshire Companies will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Hillshire Companies may further transfer Data to any third parties assisting the Hillshire Companies in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on your behalf to a broker or other third party with whom you may elect to deposit any shares of stock acquired pursuant to the Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company.

15. Miscellaneous.

(a) Modification. The Award is documented by the minutes of the Committee and or as approved by the CEO for non-corporate officers, which records are the final determinant of the number of RSUs granted and the conditions of this grant. The Committee may amend or modify the Award in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such RSUs, provided that no such amendment or modification shall impair your rights under this Agreement without your consent. Except as in accordance with the two immediately preceding sentences and paragraph 17, this Agreement may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto.

(b) Governing Law. All matters regarding or affecting the relationship of the Company and its stockholders shall be governed by the General Corporation Law of the State of Maryland. All other matters arising under this Agreement shall be governed by the internal laws of the State of Illinois, including matters of validity, construction and interpretation. You and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in Chicago, Illinois, and you agree to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.

(c) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

(d) Severability. Whenever feasible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

16. Amendment. Notwithstanding anything in the Plan or this Agreement to the contrary, the Award may be amended by the Company without the consent of you, including but not limited to modifications to any of the rights granted to you under the Award, at such time and in such manner as the Company may consider necessary or desirable to reflect changes in law.

17. Section 409A. This Agreement is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, pursuant the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)) and any vested RSUs shall be distributed no later than the later of (1) the 15th day of the third month of the calendar year following the calendar year in which your right to the vested RSUs ceased being subject to a substantial risk of forfeiture, and (2) the 15th day of the third month of the Company’s fiscal year following the Company’s fiscal year in which your right to the vested RSUs ceased being subject to a substantial risk of forfeiture.